U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 26, 2018 (August 27, 2018)

China Energy Technology Corp., Ltd.

(Exact name of small business issuer as specified in its charter)

Nevada	000-55001	45-4380591
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

No. 1122 South Yanan Street

New District, Bengbu, Anhui Province

P. R. China

(Address of principal executive offices)

+86-552-411-6868

(Issuer's Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Change in Registrant’s Certifying Accountant

Engagement of New Accountant

On August 27, 2018, the Company engaged Wei, Wei & Co., LLP (“Wei”), as its new independent registered public accountant. The decision to engage Wei was approved by the Board on August 22, 2018. During the year ended December 31, 2017, and prior to August 27, 2018 (the date of the new engagement), we did not consult with Wei regarding (i) the application of accounting principles to a specified transaction, (ii) the type of audit opinion that might be rendered on the Company's financial statements by Wei, in either case where written or oral advice provided by Wei would be an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issues or (iii) any other matter that was the subject of a disagreement between us and our former auditor or was a reportable event (as described in Items 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K, respectively).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

China Energy Technology Corp., Ltd
(Registrant)

Dated: September 26, 2017	By:	/s/ Quan Ji
	Name: Title:	Quan Ji Chief Executive Officer and Chairman

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